Arthur Andersen LLP








                    Consent of Independent Public Accountants



As independent public accountants, we hereby consent to the use of our reports on Pioneer Mid-Cap Fund dated October 31, 1997 and May 1, 1998 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 24 and Amendment No. 24 to Registration Statement File Nos. 2-79140 and 811-07525, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
October 30, 1998